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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the THERMOGENESIS CORP. Amended 1998 Employee Equity Incentive Plan, 2002 Independent Directors Equity Incentive Plan, and Non-Qualified Independent Director Stock Option Agreement of our report dated August 24, 2001 with respect to the financial statements and schedule of THERMOGENESIS CORP. included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP


Sacramento, California
February 11, 2002